UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 2, 2011

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 2, 2011, Pennsylvania Real Estate Investment Trust (the “Company”) held its Annual Meeting of Shareholders. The following matters were submitted to a vote of shareholders and the voting results were as follows:

1. The Company’s shareholders reelected the following nominees as trustees, each to hold office until the Annual Meeting to be held in the spring of 2012 and until their respective successors have been duly elected and have qualified, by the vote set forth below:

Nominee	For	Withhold	Broker Non Votes
Dorrit J. Bern	38,055,359	447,253	11,330,455
Stephen B. Cohen	37,576,735	925,877	11,330,455
Joseph F. Coradino	37,824,978	677,634	11,330,455
M. Walter D’Alessio	37,538,644	963,968	11,330,455
Edward A. Glickman	37,826,549	676,063	11,330,455
Leonard I. Korman	37,536,352	966,260	11,330,455
Ira M. Lubert	38,072,759	429,853	11,330,455
Donald F. Mazziotti	38,069,730	432,882	11,330,455
Mark E. Pasquerilla	36,517,689	1,984,923	11,330,455
John J. Roberts	37,562,642	939,970	11,330,455
George F. Rubin	37,813,572	689,040	11,330,455
Ronald Rubin	37,643,077	859,535	11,330,455

2. That Company’s shareholders approved, on a non-binding advisory basis, the overall compensation of the named executive officers as disclosed in the Proxy Statement, and the voting results were as follows:

For	Against	Abstain	Broker Non Votes
36,754,395	1,442,944	305,273	11,330,455

3. The Company’s shareholders voted, on a nonbinding advisory basis, to hold future advisory votes on executive compensation annually, and the voting results were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non Votes
33,039,116	381,194	4,917,586	164,716	11,330,455

Based on these results and consistent with the recommendation of the Board of Trustees, the Company will hold an advisory vote on the compensation of its named executive officers annually until the next required vote on the frequency of shareholder votes on the compensation of the named executive officers, subject to change by further action of the Board of Trustees.

4. The Company’s shareholders approved the proposal to ratify the Audit Committee’s selection of KPMG LLP as the Trust’s independent auditors for 2011, and the voting results were as follows:

For	Against	Abstain	Broker Non Votes
49,403,532	245,383	184,152	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: June 3, 2011	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel

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